UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 14, 2019, Invitae Corporation, a Delaware corporation (“Invitae”), Santa Barbara Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Invitae (“Merger Sub”), Singular Bio, Inc., a privately-held Delaware corporation (“Singular Bio”), and Fortis Advisors LLC (as representative of Singular Bio’s stockholders) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Invitae will acquire 100% of the fully diluted equity of Singular Bio. Pursuant to the Merger Agreement, Merger Sub will merge with and into Singular Bio, with Singular Bio becoming a wholly-owned subsidiary of Invitae and the surviving corporation in the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The aggregate consideration in the Merger for 100% of Singular Bio’s equity securities will consist of up to approximately $55 million based upon the closing price of Invitae’s common stock on June 13, 2019, the trading day immediately preceding the date of the Merger Agreement; provided, however, that such amount is subject to adjustment based upon various factors, including the cash, debt and working capital of Singular Bio at the time of the Merger. Most of such consideration is expected to be paid in the form of approximately 2.5 million shares of Invitae common stock, with the balance of approximately $5.7 million to be paid in cash, although the precise mix of stock and cash will not be known until the closing of the Merger. A portion of the cash consideration will be subject to a hold back to satisfy indemnification obligations that may arise in connection with the Merger Agreement.

The shares of Invitae’s common stock issued in the Merger will be issued in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

In accordance with the terms of the Merger Agreement, Singular Bio stockholders owning at least (a) 97.5% of the Singular Bio common stock (after giving effect to conversion of all preferred stock) and (b) 73.9% of the shares of Singular Bio common stock issuable upon the exercise of all outstanding options to purchase Singular Bio common stock (collectively, the “Consenting Holders”) have entered into a consent and joinder agreement with Singular Bio (the “Joinder Agreement”) pursuant to which such Consenting Holders have agreed to (i) approve the Merger Agreement, the Merger, the conversion of Singular Bio’s preferred stock in connection with the Merger, and the issuance of certain restricted stock units of Invitae to employees of Singular Bio who become employees of Invitae following the closing of the Merger, (ii) agree to the indemnification provisions of the Merger Agreement, (iii) make customary representations and warranties in connection with the acquisition of Invitae’s common stock in the Merger (as applicable), and (iv) release Invitae from certain claims related to the Merger.

Closing Conditions; Closing Date

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of various conditions set forth in the Merger Agreement, including, but not limited to (i) the accuracy of the representations and warranties of each party contained in the Merger Agreement (subject to certain materiality qualifications), (ii) each party’s compliance with or performance of the covenants and agreements in the Merger Agreement in all material respects, (iii) entry by Invitae into employment and non-competition agreements with certain employees of Singular Bio, (iv) Invitae receiving a waiver from its lender to close the Merger and (v) execution of the RSU Agreements described below. The Merger is expected to close in June 2019, subject to customary closing conditions.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties by Invitae and Singular Bio. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of Singular Bio between signing and closing, restrictions on alternative transactions by Singular Bio, commercially reasonable efforts to take actions that may be necessary in order to obtain approval of the Merger with certain governmental authorities, and other matters.

The Merger Agreement generally prohibits Singular Bio’s solicitation of proposals relating to alternative transactions and restricts Singular Bio’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any alternative transaction, subject to certain limited exceptions.

Termination

The Merger Agreement contains termination rights for Invitae and Singular Bio, including if the Merger is not consummated within 30 days after the date of the Merger Agreement, which may be extended by the mutual consent of Invitae and Singular Bio.

Registration Rights Agreement

In connection with the Merger, Invitae will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders of Singular Bio, pursuant to which Invitae will register for resale on Form S-3 the shares of Invitae’s common stock to be issued in the Merger. The Registration Rights Agreement provides that such registration rights will expire at such time as such shares of Invitae common stock have been disposed of pursuant to the resale registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, or as to any holder when all of such holder’s shares may be sold pursuant to Rule 144 without limitation as to manner of sale restrictions or volume limitation.

RSU Agreements

Following consummation of the Merger, Invitae will be granting an aggregate of up to $90 million of restricted stock units (the “Inducement Awards”) to certain employees of Singular Bio in connection with and as an inducement to their post-Merger employment by Invitae (each, a “Continuing Employee”), pursuant to time-based restricted stock unit award agreements (the “Time-Based RSU Agreements”) and development milestone-based restricted stock unit award agreements (the “Milestone RSU Agreements” and, together with the Time-Based RSU Agreements, the “RSU Agreements”) with each such Continuing Employee. Under the RSU Agreements, Invitae will agree to issue shares of its common stock to the Continuing Employees at such times, and upon such conditions (including with respect to the vesting of such shares upon the occurrence of certain time-based and milestone-based contingencies), as are set forth therein.

The Inducement Awards will be granted as inducement awards in compliance with New York Stock Exchange Rule 303A.08, with the actual number of shares to be issued pursuant to the Inducement Awards to be determined at vesting in accordance with the terms of the RSU Agreements. The Inducement Awards will be made pursuant to the Invitae Corporation 2015 Stock Incentive Plan, as amended and restated as of June 11, 2019 (the “2015 Plan”), to, among other things, create a pool of shares of Invitae’s common stock to be used solely for inducement awards.

The restricted stock units granted pursuant to the Time-Based RSU Agreements vest 6 months, 12 months, and 18 months from the grant date. The number of restricted stock units that vest on each 6 month anniversary will be calculated based on the volume-weighted average trading price of Invitae’s common stock on the New York Stock Exchange for thirty days immediately preceding such vesting date. Any unvested portion of an award granted under a Time-Based RSU Agreement will accelerate upon the applicable Continuing Employee being terminated for Cause or Good Reason (as such terms are defined in the Time-Based RSU Agreements).

The Milestone RSU Agreements provide that a committee formed by Invitae will determine in good faith the achievement of specified performance goals of the Continuing Employees and deliver a notice to the Continuing Employees of such determination (the date of such notice being the “Determination Date”). The number of restricted stock units that vest under a Milestone RSU Agreement will be calculated based on the volume-weighted average trading price of Invitae’s common stock on the New York Stock Exchange for thirty days immediately preceding the Determination Date. Upon the occurrence of specified events, including a material breach by Invitae of the Milestone RSU Agreement or change of control, the specified performance goals of the Continuing Employees will be deemed satisfied and the unvested awards granted under the Milestone RSU Agreements will vest.

The foregoing descriptions of the Merger Agreement, the Joinder Agreement, the Registration Rights Agreement and the transactions contemplated thereby, and the RSU Agreements and the 2015 Plan are not complete and are qualified in their entirety by the full text of the Merger Agreement, the Joinder Agreement, the Registration Rights Agreement, the Form of Time-Based RSU Agreement, the Form of Milestone RSU Agreement, and the 2015 Plan, which will be filed as exhibits to Invitae’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger described in Item 1.01 above, Invitae will issue certain shares of its common stock upon closing of the Merger in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Each of the Consenting Holders who will receive Invitae’s common stock in the Merger will make certain representations as to such Consenting Holder, including that shares of Invitae’s common stock will be acquired for such Consenting Holder’s own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and that such Consenting Holder is able to bear the risks of the investment and could hold the shares for an indefinite period of time.

Item 7.01	Regulation FD Disclosure.

On June 17, 2019, Invitae issued a press release announcing the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this Current Report on Form 8-K, other than purely historical information, are “forward-looking statements.” All statements, other than statements of historical facts, included in or incorporated by reference into this Current Report on Form 8-K regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing, stockholder approval and/or completion of the proposed Merger; and the expected timing for closing the Merger. Invitae may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-

looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to consummate the proposed Merger. Invitae disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1#	Press Release issued by Invitae Corporation, dated June 17, 2019, announcing the Merger.

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This Exhibit is furnished herewith and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933 except to the extent that Invitae Corporation specifically incorporates it by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2019

INVITAE CORPORATION

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer